NUMBER                                    SHARES
LP 01010                                    (Void)


       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE MAY 26, 1969.
                               ENDOWMENTS, INC.
         SHARES OF THE PAR VALUE OF ONE DOLLAR EACH - ALL OF ONE CLASS

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 292645 10 8

This Certifies that        is the owner of
full-paid and non-assessable shares of the par value of $1.00 per share of the Capital Stock of Endowments, Inc., transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

  Witness the seal of the corporation and the signatures of its duly authorized officers.

      Dated:

/s/ Thomas E. Terry     /s/ Richard H.M. Holmes
Secretary      President

COUNTERSIGNED

  AMERICAN FUNDS SERVICE COMPANY
   Los Angeles, California
    TRANSFER AGENT
  BY
   AUTHORIZED SIGNATURE

 In accordance with the Company's Certificate of Incorporation these shares may not be owned, held, sold, transferred, assigned, pledged, hypothecated, or otherwise transferred except by or to an organization which has established its tax-exempt status under the Internal Revenue Code of 1954, Section 501(c)(3). An investor which loses its exempt status must either immediately transfer all its shares in the Company to another institution so exempt or, at the shareholder's election, sell all its shares to the Company at net asset value at the price next computed after receipt of the shares by the Company.
 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      - as tenants in common                       UNIF GIFT MIN ACT     - Custodian

TEN ENT      - as tenants by the entireties                                       (Cust)         (Minor)

JT TEN       - as joint tenants with right of survivorship                         under Uniform Gifts to Minors

             and not as tenants in common                                       Act

                                                                                         (State)


 Additional abbreviations may also be used though not in the above list.
  For value received,               hereby sell, assign, and transfer unto
(please insert social security or other identifying number of assignee)

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
    Shares of Capital Stock represented by the written Certificate, and to hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
  Dated:
   NOTICE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE.
Signatures(s) guarantee by:
(COMMERCIAL BANK OR
INVESTMENT DEALER)